Exhibit 99.1
Lifetime Brands, Inc. Announces Launch of an Amendment and Extension of the Company's Existing Term Loan B
and Preliminary Results for Third Quarter 2023

GARDEN CITY, NY, October 25, 2023 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, announced plans today to launch an Amendment & Extension of the Company’s existing Term Loan B facility due 2025 through an extended maturity of August 2027. The transaction will be approximately net leverage neutral on a pro-forma basis.
The Company is also providing preliminary, estimated third quarter fiscal results.
Preliminary Estimated Results for Third Quarter 2023:
For the quarter ended September 30, 2023, net sales are estimated to be approximately $191.7 million and gross margin is estimated to be approximately $71.0 million, or 37%.
Adjusted EBITDA for the quarter ended September 30, 2023 is estimated to be approximately $19.7 million. Adjusted EBITDA for the trailing twelve months ended September 30, 2023 is estimated to be approximately $55.5 million. Adjusted EBITDA is a non-GAAP financial measure, which is defined in the Company’s debt agreements.(1)
At September 30, 2023, the Company has cash and cash equivalents of $6.3 million, and borrowings outstanding under the ABL Agreement and the Term Loan Agreement were $29.3 million and $198.7 million, respectively. Liquidity, which includes cash and cash equivalents, availability under the ABL Agreement, and available funding under the Receivables Purchase Agreement, is estimated to be approximately $198.8 million at September 30, 2023.
The Company anticipates announcing final earnings results for the quarter ended September 30, 2023 on Thursday, November 9, 2023. The preliminary estimated financial results are subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s consolidated financial statements. As a result, such preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material. The Company’s expectations with respect to its unaudited results for the period discussed above are based upon management estimates. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.
(1) The Company has not provided guidance for a comparable GAAP measure or a quantitative reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measure without unreasonable effort. These items include, but are not limited to, final calculation of undistributed equity loss (gain) from its equity method investment and income tax provision/(benefit). Notwithstanding this limitation, as noted above, the Company estimates Adjusted EBITDA for the trailing twelve months ended September 30, 2023 of $55.5 million. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for the period.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-

period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.
Forward-Looking Statements
In this press release, the use of the words “advance” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the Company's ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could affect customer purchasing practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; the emergence or continuation of geopolitical conflicts including: the conflict in Ukraine, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and the potential geopolitical consequences; macroeconomic conditions, including inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; our ability to successfully integrate acquired businesses, including our recent acquisition of S'well; our ability to achieve projected synergies with respect to the S'well business; our expectations regarding the future level of demand for our products; our ability to execute on the goals and strategies set forth in our five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / T.J. O'Sullivan / Carly King

212-355-4449